Exhibit (b)(8)(a)(iv)


                          JANUARY 31, 2001 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                   INVESCO FUNDS GROUP, INC., INVESCO VARIABLE
                   INVESTMENT FUNDS, INC. AND CONSECO VARIABLE
                             INSURANCE COMPANY, INC.

         For good and valuable consideration the receipt of which is hereby acknowledged, the parties agree to amend the July 19, 1996 Participation Agreement among Invesco Funds Group, Inc., Invesco Variable Investment Funds, Inc. and Conseco Variable Insurance Company and Conseco Variable Insurance Company as follows:

 1. Schedule A thereto is hereby modified by adding one new segregated asset account of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Annuity Account I
-Conseco Variable Account L

2.       All other terms of the Agreement shall remain in full force and effect.




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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, FEBRUARY 2, 2001.

                                       INVESCO VARIABLE INVESTMENT
                                       FUNDS, INC.


                                       By: /s/ Ronald L. Grooms
                                           -----------------------------
                                       Name:   Ronald L. Grooms
                                       Title:  Treasurer


                                       INVESCO FUNDS GROUP, INC.


                                       By: /s/ Ronald L. Grooms
                                           -----------------------------
                                       Name:   Ronald L. Grooms
                                       Title:  Senior Vice President


                                       CONSECO VARIABLE INSURANCE
                                       COMPANY


                                       By: /s/ Lisa Nordhoff
                                           -----------------------------
                                               Lisa Nordhoff
                                               Vice President






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